UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 4, 2011 (February 28, 2011)

HERTZ GLOBAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive
offices, including zip code)

(201) 307-2000

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           In connection with the retirement on January 25, 2011 of Gerald Plescia as President of Hertz Equipment Rental Corporation, Mr. Plescia, Hertz Global Holdings, Inc. (“HGH”) and The Hertz Corporation (together with HGH, the “Company”) on February 28, 2011 entered into a Separation Agreement and General Release (the “Agreement”).  Pursuant to the Agreement, Mr. Plescia has agreed to comply with customary cooperation and restrictive covenants, and in consideration for a release and waiver of claims from Mr. Plescia, the Company has agreed to provide Mr. Plescia the following:

•      Accrued Obligations and Vested Benefits:  All accrued but unpaid obligations through January 25, 2011, including salary, reimbursement of business expenses and payment for earned but unused vacation days; payment of Mr. Plescia’s bonus for 2010; eligibility to participate in the Company’s post-retirement medical benefits; and vesting in Company retirement plans in accordance with the terms of such plans.

•      Cash Payment:  Cash payments in the aggregate amount of $1,692,747, which is equal to two times the sum of Mr. Plescia’s base salary plus his average bonus for the three prior years.

•      Options:  Vesting of all options that would have vested on or before March 31, 2011 if Mr. Plescia had remained employed by the Company through March 31, 2011.  All of Mr. Plescia’s vested options shall be exercisable through July 24, 2011.

•      Performance Stock Units:  The lapsing of restriction periods applicable to performance stock units that would have lapsed on or before March 31, 2011 if Mr. Plescia had remained employed by the Company through March 31, 2011, with such performance stock units to be settled in accordance with the applicable plan and award agreement provisions.

•      Bonus:  Eligibility for 1/12 of the 2011 bonus to which Mr. Plescia otherwise would have been entitled, payable in accordance with the bonus plan but no later than March 15, 2012.

•      Outplacement:  A lump sum payment of $25,000 in lieu of outplacement services.

•      Car Privileges:  Car privileges until January 2016.

•      Health Coverage:  Reimbursement of certain medical and health care coverage costs for a period of twenty-four months.

The foregoing summary description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1	Separation Agreement and General Release, dated as of February 28, 2011, by and between Gerald Plescia, Hertz Global Holdings, Inc. and The Hertz Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

Date: March 4, 2011	By:	/s/ Jeffrey Zimmerman
	Name:	Jeffrey Zimmerman
	Title:	Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Separation Agreement and General Release, dated as of February 28, 2011, by and between Gerald Plescia, Hertz Global Holdings, Inc. and The Hertz Corporation